Registration No. 333-_______



                     	SECURITIES AND EXCHANGE COMMISSION
                          	WASHINGTON, D.C.  20549

                     	__________________________________

                                  	FORM S-8
	                           REGISTRATION STATEMENT
	                                   UNDER
	                         THE SECURITIES ACT OF 1933

                     	__________________________________


                       	UNITED HEALTHCARE CORPORATION
           	(Exact name of registrant as specified in its charter)

        Minnesota							                      41-1321939
(State or other jurisdiction of			(I.R.S. Employer Identification No.)
incorporation or organization)

                             	300 Opus Center
                           	9900 Bren Road East
                       	Minnetonka, Minnesota  55343
       	(Address of Principal Executive Offices, including Zip Code)


                      	UNITED HEALTHCARE CORPORATION
                            AMENDED AND RESTATED
                       1991 STOCK AND INCENTIVE PLAN,
                    	AS AMENDED THROUGH MARCH 11, 1996
                         	(Full title of the plan)


                             	BRIGID M. SPICOLA
              	Assistant General Counsel and Assistant Secretary
                       	United HealthCare Corporation
                              	300 Opus Center
                            	9900 Bren Road East
                       	Minnetonka, Minnesota  55343
                              	(612) 936-1300
          	(Name, address and telephone number of agent for service)


                                 	Copy to:
                           	DAVID J. LUBBEN, ESQ.
                           	Dorsey & Whitney LLP
                          	Pillsbury Center South
                            	220 S. Sixth Street
                        	Minneapolis, Minnesota 55402

                    	__________________________________






                     	CALCULATION OF REGISTRATION FEE



Title of                       Proposed	     	 Proposed
Securities	    	Amount	        Maximum       	 Maximum       	 Amount of
to be			        to be	        	Offering Price	 Aggregate 	     Registration
Registered	    	Registered    	Per Share*    	 Offering Price* Fee*

Common Stock
($.01 par
 value)       		2,779,803      $51.50	        	$143,159,854.50	$49,365.47





*Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c). The proposed maximum offering price is based upon the average of the high and low sales prices of the Company's Common Stock as reported on the NYSE on June 19, 1996.



	The information required to be filed in this registration statement is incorporated herein by reference to the information contained in the registration statements on Form S-8 (File No. 33-50282, File No. 33-67918, File No. 33-75846 and File No. 33-
59083) filed with the Securities and Exchange Commission on July 31, 1992, August 26, 1993, February 28, 1994 and May 4, 1995,
respectively.

                               	PART II


                         	ITEM 8.  EXHIBITS

Exhibit Number				Description

      5		        	Opinion of counsel

   23.1		        	Consent of Arthur Andersen LLP

   23.2		        	Consent of counsel (included in Exhibit 5
                  above)

   24		          	Power of Attorney




                              	SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 21st day of June, 1996.


						UNITED HEALTHCARE CORPORATION


						By /s/ William W. McGuire
      		 -----------------------
						     William W. McGuire, M.D.
						     President and Chief Executive
             Officer




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on the 21st day of June, 1996.

 /s/William W. McGuire                Chairman, President, Chief
- ------------------------------          Executive Officer and Director
William W. McGuire, M.D.                (principal executive officer)

 /s/David P. Koppe                    Chief Financial Officer
- ------------------------------          (principal financial officer)
	David P. Koppe
     *                                Director
- ------------------------------
William C. Ballard, Jr.

     *                                Director
- ------------------------------
Richard T. Burke

     *                                Director
- ------------------------------
Thomas H. Kean

  	  *                           					Director
- ------------------------------
James A. Johnson

     *                               	Director
- ------------------------------
Douglas W. Leatherdale

     *                                Director
- ------------------------------
Elizabeth J. McCormack

- -----------------------------        Director
William G. Spears

     *                                Director
- -----------------------------
Gail R. Wilensky

     *                                Director
- -----------------------------
Kennett L. Simmons


*By: /s/William W. McGuire
     ---------------------
    William W. McGuire, M.D.
      As Attorney-In-Fact


                              EXHIBIT INDEX




Exhibit Number               	Description

5		                          	Opinion of counsel

23.1		                       	Consent of Arthur Andersen LLP

23.2		                       	Consent of counsel (included in Exhibit 5)

24		                         	Power of Attorney